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                                                                    Exhibit 21.1

              DIVERSIFIED SECURITY SOLUTIONS, INC. AND SUBSIDIARIES

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
Entity Name                            Jurisdiction
------------------------------------   ------------
Registrant:

Diversified Security Solutions, Inc.   Delaware

Subsidiaries:

HBE Acquisition Corp .                 New Jersey

Viscom Products, Inc.                  Delaware

HBE Communications, Inc.               New Jersey

Henry Bros. Electronics, Inc.          California

Henry Brothers Electronic, LLC         Arizona

National Safe of California, Inc.      California
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